Exhibit 99.1

Future Money Acquisition Corporation Announces the Separate Trading of its Ordinary Shares and Rights

San Francisco, CA, May 15, 2026 – Future Money Acquisition Corporation (Nasdaq: FMACU) (the “Company”) announced today that, commencing May 18, 2026, holders of the units sold in the Company’s initial public offering of 11,200,000 units (the “Units”) may commence separate trading of the underlying component securities. Each Unit consists of one ordinary share, par value $0.0001 per ordinary share (the “Ordinary Share”), and one right to receive one-fifth (1/5) of one Ordinary Share upon the consummation of the Company’s initial business combination (the “Right”). Those units not separated will continue to trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “FMACU.”

The Ordinary Shares and the Rights that are separated will trade on Nasdaq under the symbols “FMAC” and “FMACR” respectively. Holders of units will need to have their securities brokers contact VStock Transfer, LLC at 18 Lafayette, Woodmere, New York, NY 11598, the Company’s transfer agent, in order to separate the Units into Ordinary Shares and Rights.

The Units were initially offered by the Company in an underwritten offering through D. Boral Capital LLC, which acted as the sole book-running manager for the offering and as the representative of the underwriters in the offering. A registration statement on Form S-1 relating to these securities (File Number 333-291996) was declared effective by the Securities and Exchange Commission on March 26, 2026. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

Future Money Acquisition Corporation

The Company is a blank check company newly incorporated as a Cayman Islands exempted company with limited liability for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including those with respect to the Company’s search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Company’s initial public offering filed with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact Information:

Future Money Acquisition Corporation

Siyu Li

steven.li@fumoac.com